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                                                                    EXHIBIT 7(i)

                   AMENDMENT TO SUBCUSTODIAN CONTRACT BETWEEN
             CITIBANK, N.A. AND STATE STREET BANK AND TRUST COMPANY


         This Amendment to the Subcustodian Contract is made as of June 29, 2000, by and between Citibank, N.A., Certain Mutual Funds Advised or Subadvised by Janus Capital Corporation (as defined in the Subcustodian Contract dated March 4, 1999) and State Street Bank and Trust Company to add a new Fund, Janus Adviser Money Market Fund.

For good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Schedule A of the Agreement shall be deleted and replaced with the attached Schedule A.

2. The Agreement, as modified by this Amendment, is ratified and confirmed.


WITNESSED BY:                               STATE STREET BANK AND TRUST COMPANY


/s/ Jean S. Carr                            By: /s/ Joseph L. Hooley
------------------------------------            -------------------------------
Jean S. Carr                                Name:  Joseph L. Hooley
Assistant Vice President                    Title: Executive Vice President
& Associate Counsel


WITNESSED BY:                               CITIBANK, N.A.


/s/ Daniel Schlossberg                      By:  /s/ Gene Fauquier, VP
------------------------------------             ------------------------------
Name:  Daniel Schlossberg                   Name:  Donald E. Colombo
Title: Vice President                       Title: Vice President


WITNESSED BY:                               JANUS ADVISER SERIES


/s/ Bonnie M. Howe                          By:  /s/ Kelley Abbott Howes
---------------------------                      ------------------------------
Name:  Bonnie M. Howe                       Name:  Kelley Abbott Howes
Title: Vice President                       Title: Vice President


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Subcustodian Contract
Citibank, N.A. and
Certain Mutual Funds Advised or Subadvised
By Janus Capital Corporation



                                   SCHEDULE A

Janus Investment Fund
         Janus Money Market Fund
         Janus Tax-Exempt Money Market Fund
         Janus Government Money Market Fund


Janus Aspen Series
         Money Market Portfolio

Janus Adviser Series
         Janus Adviser Money Market Fund